UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 East 33rd Street, Suite 1101 New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities

The disclosure regarding the issuance of shares of restricted stock units (“RSUs”) and shares of common stock under Item 5.02 is incorporated by reference under this Item 3.02. These securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014, usell.com, Inc. (the “Company”) appointed Messrs. Peter Benz, Brett Cravatt and Amitabh Jhawar as directors of the Company. On the same date, Messrs. Douglas Feirstein and Scott Frohman resigned as directors. The Company also formed a Nominating and Corporate Governance Committee (the “Nominating Committee”) and appointed Messrs. Grant Fitzwilliam, Benz and Cravatt to the Nominating Committee. Additionally, Messrs. Benz, Cravatt and Jhawar were appointed to the Compensation Committee and Messrs. Benz and Jhawar were appointed to the Company’s Audit Committee joining Mr. Fitzwilliam who was previously appointed an Audit Committee member.

Director Biographies

Peter Benz. Mr. Benz is the Chief Executive Officer of Viking Asset Management, LLC, an asset and investment management company which he founded in 2001. Since January 2012, Mr. Benz has served as a director of Starboard Resources, Inc.

Brett Cravatt. In 2010, Mr. Cravatt co-founded Centerfield Media, an online customer acquisition company and has served as its co-President since its inception. From 2006 until 2010, Mr. Cravatt was the Chief Executive Officer and founder of WebYES! LLC., an online media and marketing services company. During this same time period, Mr. Cravatt co-founded and now serves as Chairman of Achieve Financial Services, one of the fastest growing general purpose reloadable debit card businesses.

Amitabh Jhawar. Since January 2012, Mr. Jhawar has been Chief Operating Officer and Chief Financial Officer of Braintree, a mobile app payments company. In December 2013, PayPal, which is an eBay (NASDAQ: EBAY) company, purchased Braintree for $800 million in cash. As COO and CFO at Braintree, Mr. Jhawar is responsible for the management and direction of that company's finance and accounting functions and new business development initiatives, including expanding Braintree's partnerships and continued international growth. Prior to Braintree, Mr. Jhawar was an Associate at KKR Capstone & Co. L.P. from July 2010 to December 2011. Previous to this, Mr. Jhawar was a student at Harvard Business School where he graduated with high honors in 2010.

On May 15, 2014, the Company granted RSUs to each of its independent directors for their service as directors and committee members, as follows:

•	Peter Benz	42,000 RSUs

•	Brett Cravatt	38,000 RSUs

•	Amit Jhawar	38,000 RSUs

•	Grant Fitzwilliam	28,000 RSUs

The RSUs vest in three annual equal increments beginning one year from the grant date and immediately vesting upon a change of control of the Company. Additionally, Ms. Jenn Calabrese, our Chief Financial Officer, was granted 5,000 fully-vested shares of common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: May 21, 2014	By: /s/ Daniel Brauser
Name: Daniel Brauser
Title: Chief Executive Officer

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